UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2010
AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant’s Annual Meeting of the Stockholders was held on November 9, 2010. There were present at the meeting, either in person or by proxy, holders of 401,088,841 shares of common stock. The following nominees were elected to the Registrant’s Board of Directors to hold office for the ensuing year. The votes cast for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes

Gregory D. Brenneman	336,671,821	2,886,530	61,530,490
Leslie A. Brun	335,718,603	3,839,748	61,530,490
Gary C. Butler	337,403,368	2,154,983	61,530,490
Leon G. Cooperman	332,910,219	6,648,132	61,530,490
Eric C. Fast	333,470,666	6,087,685	61,530,490
Linda R. Gooden	337,310,280	2,248,071	61,530,490
R. Glenn Hubbard	334,523,080	5,035,271	61,530,490
John P. Jones	336,990,489	2,567,862	61,530,490
Sharon T. Rowlands	336,064,110	3,494,241	61,530,490
Enrique T. Salem	337,477,942	2,080,409	61,530,490
Gregory L. Summe	337,546,234	2,012,117	61,530,490

The results of the voting on a proposal to approve an amendment to the Automatic Data Processing, Inc. Amended and Restated Employees’ Savings-Stock Purchase Plan were as follows:

For	Against	Abstained	Broker Non-Votes
329,190,656	9,540,769	826,926	61,530,490

The results of the voting to ratify the appointment of Deloitte & Touche LLP to serve as the Registrant's independent registered public accounting firm for the fiscal year that began on July 1, 2010 were as follows:

For	Against	Abstained
394,037,354	6,280,809	770,678

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2010

AUTOMATIC DATA PROCESSING, INC.
By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti Title: Vice President